SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2017 (December 1, 2017)

SIBANNAC, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55578	33-0903494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2122 East Highland Avenue, Suite 425

Phoenix, AZ 85016

Tel. (480) 498-8300

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Global Air Cylinder Wheel, LLC

On December 1, 2017, Sibannac, Inc., a Nevada corporation ( “Company” ) and Global Air Cylinder Wheel, LLC, an Arizona Limited Liability Company (“GACW”), entered into a Letter of Intent (the “LOI”) wherein the Company will acquire a one-third interest of GACW, subject to the terms of a definitive agreement currently being negotiated between the parties. The parties are conducting due diligence with an anticipated closing date of January 15, 2018.

GACW, through its managing member, Dr. Zoltan Kemedy, Ph.D, has developed and patented an Air Suspension Wheel, which replaces the need for conventional air-filled tires in vehicles in the mining, forestry, agriculture and construction industries, in addition to numerous military applications (US Pat. 9,399,370).

The Air Cylinder Wheel contains an internal system of shock absorbing cylinders which provide the suspension normally provided by conventional air-filled tires. Due to harsh conditions in mining and similar industries, air-filled rubber tires may last only 6-8 months and large tires can cost the operator $100,000 each. The Air Cylinder Wheel has a life expectancy of 20 years and can reduce the overall cost of rubber tires by as much as 80%.

In addition to dramatic direct cost savings, the Air Cylinder Wheel reduces shipping and storage costs, as well as almost eliminating downtime. The Wheel also eliminates the cost of disposal, whether by burning or in on-site landfills, and as the Wheel is 100% recyclable after a 20 year life expectancy, it does not have any negative environmental impact.

The Air Cylinder Wheel has been demonstrated to more than twenty mining companies in South Africa over the last two months and sales agreements are being pursued currently. The Company intends on manufacturing and outfitting a series of vehicles with the Air Cylinder Wheel for demonstration and sales located in the United States. Manufacturing agreements are in place to fabricate the Air Cylinder Wheel with leading companies in the industry and the internal cylinders are also sourced from leading manufacturers. As a result, there is no need to establish any manufacturing capabilities and orders can be fulfilled between 30 and 60 days, depending on wheel size, which can be up to 13 feet in diameter.

Strategic Alliance Agreement with Bravatek Solutions, Inc.

Further, on December 1, 2017, the Company entered into a Strategic Alliance Agreement with Bravatek Solutions, Inc. (“Bravatek”), a Colorado corporation engaged in the business of operating a security-platform company that offers software, tools and services to worldwide markets. It provides security, defense and information security solutions, which assist corporate entities, governments and individuals in protecting their organizations and/or critical infrastructures against error, as well as physical and cyber-attack.

The Agreement designates Bravatek as a project-based business partnership channel for governmental and non-governmental departments, agencies and units, for the purpose of promoting Sibannac’s products. A project-specific sales agreement will be negotiated with Bravatek providing for commissions in the range of 10%- 20% of project revenue for clients introduced to the Company. A copy of the executed Agreement is filed herewith as Exhibit 2.1.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned License Agreement is incorporated by reference into this Item 2.01.

2

ITEM 7.01	REGULATION FD DISCLOSURE

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements.

(d)      Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	Strategic Alliance Agreement by and among the Company and Bravatek Solutions, Inc., Inc., dated December 1, 2017(1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBANNAC, INC.
Date: December 4, 2017	By: /s/ David Mersky
David Mersky
Chief Executive Officer

3